JPMORGAN PUBLIC AND PRIVATE INCOME FUND

POWER OF ATTORNEY

Each of the persons whose name appears below hereby severally constitutes and appoints each of Carmine Lekstutis, Zach Vonnegut-Gabovitch, Erika Messbarger, Angela Burke and Henry Pickell, and each of them singly, with full powers of substitution and resubstitution, his or her true and lawful attorney, with full power to sign for him or her, and in his or her name and in the capacities indicated below, any registration statement of JPMorgan Public and Private Income Fund (the “Fund”) on Form N-2 (each, a “Registration Statement”), any and all subsequent Pre-Effective Amendments and Post-Effective Amendments to such Registration Statements, any and all supplements or other instruments in connection therewith, any subsequent Registration Statements registering the offering of the common shares of beneficial interest of the Fund which may be filed under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended (the “1940 Act”), any and all Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and Section 30(h) of the 1940 Act, any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed pursuant to the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act), and the rules thereunder, the Commodities Exchange Act, as amended, and/or any rules or regulations passed or adopted by the National Futures Association (“NFA”), the Financial Industry Regulatory Authority (“FINRA”), and/or any other self-regulatory organization (each, an “SRO”) to whose authority the Fund is subject, and any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed to comply with the statutes, rules, regulations or law of any state or jurisdiction, including those required to qualify to do business in any such state or jurisdiction (collectively, the “Applicable Laws”), and to file the same, with all exhibits thereto, and other agreements, documents and other instruments in connection therewith, with the appropriate regulatory body including, but not limited to, the Securities and Exchange Commission, the Commodity Futures Trading Commission, the NFA, FINRA, and any SRO, and/or the securities regulators or other agency or regulatory body of the appropriate states and territories, and generally to do all such things in his or her name and on his or her behalf in connection therewith as such attorney deems necessary or appropriate to comply with the Applicable Laws and all related requirements, granting unto such attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney lawfully could do or cause to be done by virtue hereof.

Each of the persons whose name appears below hereby acknowledges that the attorneys-in-fact, in serving in such capacity at his or her request, are not assuming, nor is the Fund assuming, any of his or her responsibilities to comply with the Applicable Laws. This Power of Attorney shall remain in full force and effect until revoked in a signed writing delivered to the attorneys-in-fact.

/s/ Donald A. Gignac
Donald A. Gignac	June 16, 2026
Trustee

/s/ Stacey Hadash
Stacey Hadash	June 16, 2026
Trustee

/s/ Karen Dunn Kelley
Karen Dunn Kelley	June 16, 2026
Trustee

/s/ Glenn Hill
Glenn Hill	June 16, 2026
Trustee & President

/s/ Timothy Clemens
Timothy Clemens	June 16, 2026
Chief Financial Officer & Treasurer

/s/ Carmine Lekstutis
Carmine Lekstutis	June 16, 2026
Chief Legal Officer & Secretary

/s/ Erin Correale
Erin Correale	June 16, 2026
Chief Compliance Officer

/s/ Michael D’Ambrosio
Michael D’Ambrosio	June 16, 2026
Assistant Treasurer

/s/ Shannon Gaines
Shannon Gaines	June 16, 2026
Assistant Treasurer

/s/ Aleksander Fleytekh
Aleksander Fleytekh	June 16, 2026
Assistant Treasurer

/s/ Craig Fountain
Craig Fountain	June 16, 2026
Executive Director

/s/ Eric Bernbaum
Eric Bernbaum	June 16, 2026
Managing Director

/s/ Michael Schoenhaut
Michael Schoenhaut	June 16, 2026
Managing Director

/s/ David Lebovitz
David Lebovitz	June 16, 2026
Managing Director

/s/ Zach Vonnegut-Gabovitch
Zach Vonnegut-Gabovitch	June 16, 2026
Assistant Secretary

/s/ Angela Burke
Angela Burke	June 16, 2026
Assistant Secretary

/s/ Erika Messbarger
Erika Messbarger	June 16, 2026
Assistant Secretary

/s/ Henry Pickell
Henry Pickell	June 16, 2026
Assistant Secretary